                                  EXHIBIT 2.1
                                  -----------



Asset Purchase Agreement, dated April 26, 1994, between ACS Software Products Group and Computer Generated Solutions, Inc.

                                                                   EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT


  AGREEMENT, made this 26th day of April, 1994, by and between ACS
                       ----        -----
SOFTWARE PRODUCTS GROUP, a Georgia general partnership (the "Seller"), and COMPUTER GENERATED SOLUTIONS, INC., a Delaware corporation (the "Buyer").

  WHEREAS, the Seller is engaged in the development, marketing, sale and license of software platforms and packages used in the apparel and related industries (the "ACS Business"); and

  WHEREAS, the Seller wishes to sell and assign to the Buyer, and the Buyer wishes to purchase and assume from the Seller, for the consideration and on the terms and conditions set forth herein, the assets that are used in connection with, or related to, the ACS Business and the liabilities that are related to, and arise from, the ACS Business.

  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Seller and the Buyer agree as follows:

  Section 1. Definitions. In addition to the other terms defined herein, the
  -----------------------
following definitions shall apply throughout this Agreement:

  1.1. Accounts Receivable. The term "Accounts Receivable" shall mean all
       -------------------
accounts receivable of the Seller as of the Closing Date as set forth on the schedule that the Seller shall deliver to the Buyer on the Closing Date.

  1.2. Assumed Liabilities. The term "Assumed Liabilities" shall have the
       -------------------
meaning set forth in Section 4.

  13. Closing. The term "Closing" shall have the meaning set forth in Section
      -------
6.1.

  1.4. Closing Date. The term "Closing Date" shall have the meaning set forth in
       ------------
Section 6.1.

  1.5. Closing Date Balance Sheet. The term "Closing Date Balance Sheet" shall
       --------------------------
have the meaning   set forth in Section 5.3(b).

  1.6. Contracts. The term "Contracts" shall have the meaning set forth in
       ---------
Section 7.7.

  1.7. Excluded Contracts. The term "Excluded Contracts" shall have the meaning
       ------------------
set forth in Section 7.7.3.

  1.8. Guaranteed Contracts. The term "Guaranteed Contracts" shall have the
       ---------------------
meaning set forth in Section 7.7.4.

  1.9. Financial Statements. The term "Financial Statements" shall mean the
       --------------------
March 26, 1994 Balance Sheet and Income Statement of the ACS Business, copies of which are attached as Exhibit A.

  1.10. Intangible Property. The term "Intangible Property" shall have the
        -------------------
meaning set forth in Section 7.10.

  1.11. Net Asset Value. The term "Net Asset Value" shall have the meaning set
        ----------------
forth in Section 5.3(c).

  1.12. Net Receivable Value.  The term "Net Receivables Value" shall have the
        --------------------
meaning set forth in Section 5.4(a).

  1.13. Permits. The term "Permits" shall have the meaning set forth in Section
        -------
7.8.

  1.14. Post-Closing Adjustment. The term "Post-Closing Adjustment" shall have
        -----------------------
the meaning set forth in Section 5.3(c).

  1.15. Purchased Assets. The term "Purchased Assets" shall have the meaning set
        ----------------
forth in Section 3.

  1.16. Purchase Price. The term "Purchase Price" shall mean the amount set
        --------------
forth in Section 5.1.

  1.17. Real Property Leases. The term "Real Property Leases" shall have the
        --------------------
meaning set forth in Section 7.6.2.

  1.18. Receivables Adjustment. The term "Receivables Adjustment" shall have the
        ----------------------
meaning set forth in Section 5.4(c).

  1.19. Tangible Personal Property. The term "Tangible Personal Property" shall
        -------------------------
have the meaning set forth in Section 7.9.

  SECTION 2. SALE AND PURCHASE OF THE PURCHASED ASSETS AND ASSUMPTION OF THE
  --------------------------------------------------------------------------
ASSUMED LIABILITIES.  At the Closing, and subject to the terms and conditions
-------------------
of this Agreement: (a) the Seller shall sell and transfer to the Buyer, and the Buyer shall purchase and acquire from the Seller, the Purchased Assets; and (b) the Seller shall assign to the Buyer, and the Buyer shall assume from the Seller, the Assumed Liabilities.

    Section 3. The Purchased Assets.
    ------------------------------

  3.1. The Purchased Assets. The "Purchased Assets" shall mean all of the assets
       --------------------
that are used in connection with, or related to, the ACS Business, including without limitation, the following:

 (a) all Accounts Receivable;
 (b) all prepaid expenses and deferred charges of the Seller related to the ACS Business;
 (d) all Tangible Personal Property;
 (e) all Intangible Property;

 (f) all of the Seller's right, title, and interest in, under and pursuant to the contracts, agreements, personal property leases, licenses, purchase orders, and commitments to which the Seller is a party, whether written or oral, and whether or not in the usual and ordinary course of business and which are related to the ACS Business, including without limitation, the Contracts (but excluding the Excluded Contracts);

 (g) all of the Seller's right, title, and interest in, under, and pursuant to the Real Property Leases;
 (k) all Permits; and
 (1) all of the records of the Seller relating solely to the ACS Business, but excluding any records relating to the partnership, its tax returns and related work papers of the Seller.

  3.2. The Excluded Assets. Anything herein to the contrary notwithstanding, the
       -------------------
Purchased Assets shall not include the Excluded Contracts, which Excluded Contracts shall be retained by Seller.

    Section 4. The Assumed Liabilities.
    ----------------------------------

  4.1. THE ASSUMED LIABILITIES. The "Assumed Liabilities" shall mean all of the
       -----------------------
liabilities of the ACS Business, as of the Closing Date, which are reflected in the Closing Date Balance Sheet or otherwise disclosed in the Disclosure Schedules, including without limitation, the following:

 (a) all of the Seller's liabilities and obligations under and pursuant to the contracts, agreements, personal property leases, licenses, purchase orders, and commitments to which the Seller is a party, whether written or oral, and whether or not in the usual and ordinary course of business and which are related to the ACS Business, including without limitation, the Contracts (but excluding liabilities or obligations under the Excluded Contracts): and

 (b) all of the Seller's liabilities and obligations under and pursuant to the Real Property Leases.

  4.2. Tax Liabilities Excluded. The Assumed Liabilities shall not include any
       ------------------------
liabilities of the Seller for income taxation that are related to, or arise from, the Seller's conduct of the ACS Business prior to the Closing Date.

  4.3. Release from Guaranteed Contact. In connection with the assignment of the
       -------------------------------
Contracts, and as a condition to the obligations of the Seller hereunder, the partners (or, as the case may be, the parent corporations of the partners) shall be fully released from all obligations and guarantees under all of the Guaranteed Contracts, and if required by any third party to the Guaranteed Contracts, the Buyer shall assume such obligations and guarantees.

    Section 5. Purchase Price.
    -------------------------

  5.1. Purchase Price. The purchase price (the "Purchase Price") of the
       --------------
Purchased Assets shall be $1,200,000.00, subject to adjustment as provided in this Section 5.

  5.2. Payment of Purchase Price. At the Closing, the Purchase Price shall be
       -------------------------
satisfied and paid in full by the Buyer as follows:

                 (a) In satisfaction of $800,000.00 of the Purchase Price, the
                     Buyer shall deliver to (i) the Seller's legal counsel, as escrow agent to hold on behalf of the Seller, on signing a certified check in the amount of $400,000.00, and (ii) to the Seller, on Closing a certified check in the amount of $400,000.00; and

                 (b) In satisfaction of the balance of the Purchase Price, the
                     Buyer shall make and deliver to the Seller a promissory
                     note in substantially the form of Exhibit B (the "Promissory Note") in the principal amount of $400,000.00 (subject to adjustment as provided in this Section 5, which Promissory Note shall (i) bear interest on the unpaid principal amount at a rate per annum equal to 6.75% and
                     (ii) provide for the payment of the principal amount in two equal installments of $200,000.00 each (subject to adjustment as provided in this Section 5), together with accrued interest, said payments to be made, respectively, on the date which is one year and two years after the Closing Date.

  5.3. Post-Closing Adjustment. (a) Not later than forty-five (45) days
       -----------------------
following the Closing, the Seller shall prepare and deliver to the Buyer a balance sheet with respect to the ACS Business as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the Seller's past practice and financial reporting.

  (b) If the Buyer objects to the Closing Date Balance Sheet, it shall give notice of such objection to the Seller within fifteen (15) days following its receipt thereof. If the Buyer does not object to the Closing Date Balance Sheet within such period, the Closing Date Balance Sheet shall be final and binding upon the Buyer and the Seller. If the Buyer objects to the Closing Date Balance Sheet within such period and the Seller and the Buyer are unable to resolve such objection within fifteen (15) days, then such objection shall be submitted to a nationally recognized independent certified accounting firm jointly selected by the Seller and the Buyer. The determination of such firm shall be final and binding upon the Seller and the Buyer. The Seller and the Buyer shall each pay one-half of the fees and expenses of such firm in connection with the foregoing.

  (c) If the net asset value of the ACS Business ("Net Asset Value", defined to equal the current assets plus fixed assets (at book value plus other assets minus the liabilities of the ACS Business) as determined with reference to the Closing Date Balance Sheet is greater than or less than $544,632.00, and such surplus or shortfall exceeds $5,000.00, then the principal amount under the Promissory Note shall be increased by such surplus or decreased by such shortfall, as the case may be (and the two equal payment installments under such Promissory Note adjusted accordingly) (such increase or decrease, the "Post -Closing Adjustment").

  5.4. Receivables Adjustment. (a) For purposes of this Section 5.4, the term
       ----------------------
"Net Receivables Value" shall mean the amount of the Accounts Receivable of the Seller, net of any and all reserve for bad debts, as reported on the Closing Date Balance Sheet and agreed by the parties in accordance with the provisions of Section 5.3(b) above.

  (b) From and after the Closing Date and for a period of ninety (90) days, the Buyer shall use its best efforts to collect the Accounts Receivable. During this ninety (90) day period, subject to the provisions of Section 5.4(c) below, the Buyer shall retain all monies collected in respect of the Accounts Receivable and the Seller shall pay over to the Buyer, any and all monies received by or paid to the Seller in respect of the Accounts Receivable. At the end of such ninety (90) day period, in the event that any of the Accounts Receivable remain outstanding and not collected by the Buyer, for a period of ninety (90) days thereafter the Seller shall use its best efforts to collect such remaining, outstanding Accounts Receivable and, subject to the provisions of Section 5.4(c) below, the Seller shall pay over to the Buyer any and all monies received by or collected by the Seller in respect of such remaining, outstanding Accounts Receivable.

  (c) In the event that the aggregate amount of all monies collected by the Buyer and the Seller in respect of the Accounts Receivable in the 180 day period following the Closing (provided that monies collected by the Seller in such period are paid over to the Buyer) is greater than or less than the Net Receivables Value reported on the Closing Date Balance Sheet, then the principal amount under the Promissory Note shall be increased by one-half of such surplus or decreased by one-half of such shortfall, as the case may be (and the two equal payment installments under such Promissory Note adjusted accordingly) (such increase or decrease, being equal to one-half of such surplus or shortfall, the "Receivables Adjustment").

  (d) Anything herein to the contrary notwithstanding, the parties understand and agree that one-half (and not all) of such shortfall shall be recoverable by the Buyer as an indemnifiable loss.

    Section 6. The Closing.
    ----------------------

  6.1. Time and Place. The consummation of the transactions contemplated in this
       --------------
Agreement (the "Closing") shall take place at the offices of Kurt Salmon Associates, Inc., Suite 900, 1355 Peachtree Street, Atlanta, Georgia 30309 on May 2, 1994, at 2:00 p.m. EDT or such other date and time as the Seller and the Buyer may agree; provided that if necessary to obtain all third party consents as set forth in Section 7.7.2, the parties agree that the Closing shall be extended to a date not later than May 16, 1994 (the "Closing Date"). All actions at the Closing shall be deemed to be taken simultaneously .

  6.2. Actions by the Seller at the Closing. At the Closing, the Seller shall
       ------------------------------------
deliver to the Buyer the following:

                 (a) a Bill of Sale to the Tangible Personal Property in
                     substantially the form of Exhibit C:

                 (b) such Instruments of Assignment and Transfer of all of the
                     Seller's right, title, and interest in the Accounts Receivable, Intangible Property and the Permits as may be reasonably requested by the Buyer;

 (c) an Assignment and Assumption Agreement to the Contracts in substantially the Form of Exhibit D;
 (d) the schedule of the Accounts Receivable;
 (e) all third party consents as set forth in Section 7.7.2;
 (f) the certificate described in Section 12.2;
 (g) copies of the resolutions of the Board of Managers of the Seller, certified by the Secretary of the Seller, and copies of the resolutions of the Board of Directors of the general partners of the Seller, certified by the Secretary of each such general partner, approving the transactions contemplated herein;
 (h) such other documents and instruments as may be reasonably requested by the Buyer; and
 (i) the marketing agreements described in Section 12.4.

  6.3. Actions by the Buyer at the Closing. At the Closing, the Buyer shall
       -----------------------------------
deliver to the Seller the following:

 (a) the Purchase Price in accordance with the provisions of Section 5;
 (b) an Assignment and Assumption Agreement in substantially the form of Exhibit D;
 (c) the certificate of the Buyer described in Section 11.2;
 (d) copies, certified by the Secretary of the Buyer, of the resolutions of the Board of Directors of the Buyer approving the transactions contemplated herein; and
 (e) such other documents and instruments as may be reasonably requested by the Seller.

  Section 7. Representations and Warranties of the Seller. The Seller represents
  -------------------------------------------------------
and warrants to the Buyer as follows:

  7.1. Partnership Organization and Authority. The Seller is a Partnership duly
       --------------------------------------
organized and validly existing under the laws of the State of Georgia. The Seller is duly qualified to conduct business in Georgia and New York:. The Seller has the requisite power and authority to carry on its business as it is now being conducted and to execute and deliver this Agreement and to consummuate the transactions contemplated herein. The execution and delivery of this Agreement by KSA Information Technologies, Inc. on behalf of the Seller, and the consummation by the Seller of the transactions contemplated herein, have been duly and validly approved and authorized by the Board of Directors and the general partners of the Seller.

  7.2. Validity of Agreement: No Violation. This Agreement has been duly
       -----------------------------------
executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable against the Seller, in accordance with its terms. Except as set forth on Disclosure Schedule 7.2, the execution, delivery, and performance of this Agreement by the Seller and the consummation of the transactions contemplated herein, will not: (a) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award, or the decision of any court, governmental agency or instrumentality binding upon the Seller or to which the Seller is subject; (b) violate, conflict with, or result in the breach of or a default under any of the Contracts or the Real Property Leases; or (c) result in the creation, or imposition of, any lien, security interest, charge, or encumbrance upon, or with respect to, any of the Purchased Assets.

  7.3. Absence of Undisclosed Liabilities.  Except as set forth on Disclosure
       ----------------------------------
Schedule 7.3 or in the Financial Statements and except for the Assumed Liabilities and the Excluded Liabilities, the Seller has no liabilities or obligations, related to the ACS Business, of any nature, whether known or unknown, absolute, fixed, accrued, contingent, or otherwise and the Seller knows of no basis for the assertion against the Seller of any such liability related to the ACS Business other than liabilities or obligations incurred since the date of the Financial Statements, in the usual and ordinary course of business and consistent wifh past practices, none of which will have a material adverse effect on the assets, business, or financial condition of the Seller.

  7.4. Absence of Certain Changes. Except as set forth on Disclosure Schedule
       --------------------------
7.4, since the date of the Financial Statements, the Seller has conducted the ACS Business only in the usual and ordinary course consistent with past practices and there has not been: (a) any material adverse change in the financial condition, operations, assets, or liabilities of the Seller; (b) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the Purchased Assets; or (c) any other event or condition of any character that materially and adversely affects the Purchased Assets or the ACS Business.

  7.5. Taxes. The Seller has accurately prepared and timely filed with the
       -----
appropriate governmental agencies all tax returns required to be filed by it related to the ACS Business, and the Seller has paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by the Seller. All federal, state, city and foreign income, profits, franchise, sales, use, occupation, property, excise, payroll and other taxes due in connection with the ACS Business have been fully paid or shall be fully paid as of the date hereof or thereafter when due.

          7.6. Real Property.
               -------------

  7.6.1. The Seller does not own any real property, in whole or in part, and (other than the property leased by the Seller pursuant to the Real Property Leases) no real property is utilized in the ACS Business.

  7.6.2. Set forth on Disclosure Schedule 7.6.2 is a complete list of all leases (including all amendments and modifications thereto) of real property leased by the Seller (the "Real Property Leases"). The Real Property Leases are in full force and effect, are valid and enforceable in accordance with their terms, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance thereunder.

  7.6.3. Included in the Real Property Leases are oral subleases pursuant to which the Seller subleases office space in Atlanta, Georgia and New York, New York from Microdynamics, Inc., the parent corporation of Microdynamics ACS Technologies, Inc., a general partner of Seller. The Buyer shall have the right and option (to be exercised within fifteen (15) days after Closing) to terminate the sublease for the New York office space or, alternatively the Buyer shall maintain in effect and continue to sublease such space from Microdynamics, Inc. on the same terms, and for the same rentals, as are currently provided or such other terms as the parties agree; and, the Buyer shall maintain in effect and continue to sublease the Atlanta office space for a minimum period of ninety
(90) days, but after such ninety (90) day period, the Buyer shall have the right and option (to be exercised within fifteen (15) days after the end of such ninety (90) day period) to terminate the sublease for the Atlanta office space or, alternatively, the Buyer shall maintain in effect and continue to sublease such space from Microdynamics, Inc. on the same terms, and for the same rentals, as are currently provided or such other terms as the parties may agree.

  7.6.4. The office lease for the Los Angeles, California office of the Seller is a tenancy at will and, to the Seller's knowledge, is cancelable by the Seller, as tenant, on thirty (30) days notice to the landlord.

          7.7. Contracts and Agreements.

  7.7.1. Set forth on Disclosure Schedule 7.7.1, is a list of all contracts, agreements, leases, purchase orders, and commitments, whether or not in the ordinary course of business to which the Seller is a party, which are related to the ACS Business, and which: (a) involve the performance of services or the delivery of goods by the Seller, or any other party thereto, of an amount in excess of $5,000.00; (b) involve the expenditure or receipt by the Seller of an amount in excess of $5.000.00: or (c) have a remaining term of six months or more (collectively, the "Contracts").

  7.7.2. Except as set forth on Disclosure Schedule 7.7.2, all of the Contracts are in full force and effect, are valid and enforceable in accordance with their terms, and to the knowledge of the Seller no event of default has occurred and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis of force majeure or other claim of excusable delay or nonperformance thereunder. Except as set forth on Disclosure
Schedule 7.7.2, no consent of any party to the Contracts is required to assign the Contracts, and the Seller's rights and obligations thereunder, to the Buyer.

  7.7.3. Set forth on Disclosure Schedule 7.7.3 is a list of all contracts and agreements which will not be assigned by the Seller to the Buyer at the Closing and that instead will be retained by the Seller (the "Excluded Contracts"). Included within the Excluded Contracts is that certain Grid System Development Agreement dated August 12, 1991, between VF Information Technology Services, Inc. and the Seller (the "VF Development Agreement") (but not the Software License Agreement and Software Service Agreement of same date). With respect to the VF Development Agreement (but not with respect to any other Excluded Contract), which agreement is cancelable on thirty (30) days notice, the Seller shall pay (or cause to be paid) to the Buyer a commission in an amount equal to fifteen percent (15%) of all amounts invoiced to VF Information Technology Services, Inc. under that agreement in respect of work performed prior to December 31, 1994; said commission shall be paid as and when such amounts are received by the Seller (or by Kurt Salmon Associates, Inc., as the assignee of the Seller).

  7.7.4. Set forth on Disclosure Schedule 7.7.4 is a list of those Contracts for which Seller's performance has been guaranteed in full or in part by the partners of the Seller (or as the case may be, by the parent corporations of the partners, being either Kurt Salmon Associates, Inc. or Microdynamics, Inc., or
both) (the "Guaranteed Contracts").

  7.7.5. The Seller will use its best efforts to assign and transfer to the Buyer, at or following the Closing, all the telephone numbers currently used by the Seller in the ACS Business.

  7.8. Permits. Set forth on Disclosure Schedule 7.8 is a list of all
       -------
governmental licenses, permits, consents, approvals, or certificates issued to the Seller and which are related to the ACS Business (the "Permits"). Except as set forth on Disclosure Schedule 7.8: (a) the Permits are in full force and effect; (b) the Seller is not in violation of any of the Permits; and (c) no condition exists which with notice or the passage of time or both would constitute a violation of any of the Permits.

          7.9. Tangible Personal Property.
               --------------------------

  7.9.1. Set forth on Disclosure Schedule 7.9.1 is a list of all equipment, furniture, fixtures, vehicles, and other items of tangible personal property owned by the Seller and used in connection with the ACS Business (the "Tangible Personal Property").

  7.9.2. Except as set forth on Disclosure Schedule 7.9.2, and except for such items that, individually or in the aggregate, are not material to the conduct of the ACS Business: (a) the Seller has good title to the Tangible Personal Property, free and clear of any liens, mortgages, pledges, or encumbrances; and
(b) all items of Tangible Personal Property are in good operating condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put and are not in need of maintenance or repair except for ordinary, routine maintenance repairs that are not material in nature or cost.

  7.9.3. Subject to the provisions of Section 5.4, the Seller warrants collectibility of the Accounts Receivable to the extent of the Net Receivables Value; provided that, as set forth in Section 5.4, one-half (and not all) of any shortfall shall be recoverable by the Buyer as an indemnifiable loss.

          7.10. Intangible Property.
                -------------------

  7.10.1. Set forth on Disclosure Schedule 7.10.1 is a list of: (a) all software programs and packages, all registered copyrights, service marks, trade names, and fictitious business names used or owned by the Seller in connection with the ACS Business (together with all trade secrets and proprietary information of the Seller utilized in the ACS Business, the "Intangible Property"); and (b) any applications for registration for any Intangible Property. Except for the software of which the Seller is the licensee as set forth in Item 2 (Attachment
2) of Disclosure Schedule 7.10.1, the Seller is the sole owner of each item shown thereon, free and clear of all liens, encumbrances, and claims. Except as set forth on Disclosure Schedule 7.10.1, all assignments of registered copyrights have been recorded at the United States Copyright Office and all assignments of federally registered service marks and trademarks have been recorded at the United States Patent and Trademark Office. Except as set forth on Disclosure Schedule 7.10.1, all federal registrations for Intangible Property are currently in compliance with all legal requirements (including payment of filing, examination, maintenance fees, and affidavits of use and incontestability), are valid and enforceable and are not subject to any maintenance fees or taxes on actions or filings falling due within 90 days after the Closing Date.

  7.10.2. Except as set forth on Disclosure 7.10.2, the Seller has not received any notice: (a) that any of the Intangible Property infringes upon or otberwise conflicts with any copyright, trademark, service mark, trade name, or trade secret of any other person; or (b) of any claim by any other person that it has any adverse right, title, claim, or interest in and to any item of Intangible Property.

  7.10.3. With respect to the software licensed by the Seller to its customers, there are no copies of such software escrowed with a third party or held by the Seller pursuant to any agreement with any such customer, nor or there any such agreements requiring the escrow of such copies.

  7.10.4. As part of the Intangible Property, the Seller shall transfer to the Buyer and the Buyer shall acquire from the Seller the "On Line Assistant" software and related programs which are currently in development by the Seller pursuant to contracts with Polo Ralph Lauren and Collection Clothing; provided that, as set forth in Disclosure Schedule 7.3, in connection therewith the Buyer shall assume and be responsible for all expense incurred to complete the development of the "On Line Assistant" software and to fulfill all responsibilities under such contracts.

          7.11. Employees and Employee Benefits.
                -------------------------------

  7.11.1. Set forth on Disclosure Schedule 7.11.1 is a complete list of all employees of the Seller who are employed in connection with the ACS Business as of the date hereof, including employees on lease of absence. There is no collective bargaining or union agreement in effect with respect to any of the employees of the ACS Business.

  7.11.2. Set forth on Disclosure Schedule 7.11 .2 is a complete list of all employee benefit plans and programs to which the Seller is a party with respect to the ACS Business (the "Plans and Programs"). The Seller shall be solely responsible for the maintenance, termination or wind-up of all such Plans and Programs with respect to the ACS Business, and the Buyer shall have no liability, expense or responsibility therefor. Without limiting the generality of the foregoing, the Seller shall arrange for a trustee-to-trustee transfer of all funds in the Seller's 401(K) Plan to the Buyer's 401(K) Plan.

  7.11.3. To the best knowledge of the Seller and except as set forth on Disclosure Schedule 7.11.3: (a) the Seller is in substantial compliance with all federal, state, and other applicable laws regarding the maintenance and operation of such Plans and Programs; (b) the Purchased Assets are not subject to any liens or other encumbrances under the Internal Revenue Code or the Employee Retirement Income Security Act with respect to such Plans and Programs or any other plan or program maintained by any of the Seller's affiliates; and
(c) there are no material liabilities with respect to all such employee benefit plans and programs which are not disclosed in the Financial Statements.

  7.11.4. With respect to the employees of the ACS Business who are employed in the State of Georgia, the Seller does not have any express written contracts with any such employees which expressly obligate the Seller to employ an individual employee for a certain time. With respect to all such employees in the State of Georgia, there is no written severance policy or severance plan which expressly obligates the Seller to make severance or separation payments to employees upon termination of employment, nor is there any statutory requirement to pay severance to such employees upon termination of their employment; provided that, excluded from this representation is any severance or post-termination obligation which may arise or may be deemed to arise by or through a claim of Seller's past practices (including but not limited to severance paid in connection with the closure of the Concord, California office).

  7.12. Litigation. Except as set forth on Disclosure Schedule 7.12: (a) the
        ----------
Seller is not subject to any judgment, award, order, or decree or involved in any governmental action or any proceeding in which relief is sought affecting the operation of the ACS Business or which would prevent, delay, or make illegal the transactions contemplated by this Agreement; (b) there are no actions, claims, suits, proceedings, or investigations pending or, to the best knowledge of the Seller, threatened, involving or affecting the ACS Business before any court or governmental or regulatory body which individually or in the aggregate would have a material adverse effect on the condition, financial or otherwise, of the ACS Business; and (c) to the best knowledge of the Seller, no facts exist which would serve as a basis under current laws or regulations, for the institution of any actions, laws, audit investigation, claim, or procedure which might affect materially and adversely the business or financial condition of the ACS. Business.

  Section 8. Representations and Warranties of the Buyer. The Buyer represents
  ------------------------------------------------------
and warrants to the Seller as follows:

  8.1. Corporate Organization and Authority. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated herein have been duly and validly approved and authorized by the Board of Directors of the Buyer.

  8.2. Validity of Agreement; No Violation. This Agreement has been duly
       -----------------------------------
executed and delivered by the Buyer and is a valid and binding obligation of the Buyer, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby will not violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award, or other decision of any court, governmental agency or instrumentality binding upon the Buyer or to which the Buyer is subject.

  83. Buyer's Due Diligence. The Buyer is a sophisticated legal entity and was
      ---------------------
advised by knowledgeable counsel and other advisors in connection with this Agreement. Neither the Seller nor any other person has made any representation or warranty, express or implied, regarding the accuracy of completeness of any information, regarding the Seller, the ACS Business, the Purchased Assets, or the Assumed Liabilities which is not expressly set forth herein. Neither the Seller nor any other person shall have or be subject to any liability to the Buyer or any other person resulting from the Buyer's use of or reliance on such information. THE BUYER ACKNOWLEDGES AND AGREES THAT OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE SELLER HEREIN, THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER TO THE BUYER, AND THE SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES AS TO THE MERCHANTABILITY OR FITNESS OF THE PURCHASED ASSETS FOR ANY PARTICULAR PURPOSE.

    Section 9. Pre-Closing Covenants of the Seller.
    ----------------------------------------------

  9.1. Access. Prior to the Closing, the Seller shall provide the Buyer with
       ------
reasonable access to the Purchased Assets and to the Seller's employees, books and records, compensation and employee benefit plan documents, and such other information relating to the Seller and its business as the Buyer may reasonably request. The Seller shall provide the Buyer with, or allow the Buyer to make, copies, at Buyer's expense, of any requested materials.

          9.2. Conduct of Business.
               -------------------

  9.2.1. Affirmative Covenants. Prior to the Closing, except as may be agreed
         ----------------------
to in writing by the Seller and the Buyer, the Seller shall: (a) conduct the ACS Business, in all material respects, according to its ordinary and usual course of business and consistent with past practice; (b) maintain in effect and fully perform all of its obligations under the Contracts and the Real Property Leases in accordance with the terms thereof; (c) give prompt written notice to the Buyer of any notice received by the Seller of any default or breach or alleged default or breach under any of the Contracts or the Real Property Leases and of any claim or threat to commence any action, suit, proceeding, or investigation against the Seller; (d) maintain the Tangible Personal Property and the Leased Real Property in good condition and working order; (e) protect and maintain in effect the Intangible Property; (f) comply, in all material respects, with all laws applicable to it in the conduct of the ACS Business; (g) preserve its business organization and use its reasonable efforts to retain the services of its present officers, employees, and agents; and (h) use its best efforts to cause all conditions to the consummation of the transactions contemplated hereby to be satisfied.

  9.2.2. Negative Covenants. Prior to the Closing, except as may be agreed in
         ------------------
writing by the Seller and the Buyer, the Seller shall not: (a) increase in any manner the compensation payable to any of its directors, officers, or employees; (b) change or agree to change any bonus, profit-sharing, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of any of its directors, officers, or employees, except as may be required by law; (c) establish, or agree to establish, pay or agree to pay any pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefits not required by an existing employee benefit; (d) make or commit to make any capital expenditures in excess of $5,000.00; (e) enter into or agree to enter into any lease, contract, commitment, transaction or understanding of any kind, or to amend or agree to amend any of the Contracts or the Real Property Leases; (f) create, incur, or assume any liability or obligation; (g) assume, guarantee, endorse or otherwise become liable for the obligations of any other person or entity; (h) make any loans, advances or capital contributions to, or investments in, any other person or entity; (i) cause or suffer any of its property to become encumbered by any security interest, mortgage or encumbrance; or (j) waive any right or settle any claim in excess of $5.000.00.

  9.3. Consents of Third Parties. The Seller shall use its best efforts to
       -------------------------
obtain any consents of third parties and regulatory approvals required for the consummation by the Seller of this Agreement and the transactions contemplated hereby on terms and conditions satisfactory to the Buyer.

  9.4. Cooperation. The Seller shall cooperate with the Buyer to effect the
       ------------
consummation of the transactions contemplated herein on the Closing Date.

  9.5. Supplement to Disclosure Schedules. The Seller shall, from time to time
       ---------------------------------
prior to or at the Closing, by notice to the Buyer, supplement or amend any Disclosure Schedule, including without limitation, one or more supplements or amendments thereto, to correct any matter which would constitute a breach of any representation or warranty set forth herein. Such supplemental or amended Disclosure Schedule shall not be deemed to cure any breach of such representation or warranty for the purposes of Section 16 hereof. If, however, the Closing occurs, such supplemental or amended Disclosure Schedule shall be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed by reason of the Seller not having made such supplement or amendment.

    Section 10. Pre-Closing Covenants of the Buyer.
    ----------------------------------------------

  10.1. Cooperation. The Buyer shall cooperate with the Seller to effect the
        -----------
consummation of the transactions contemplated herein on the Closing Date.

  Section 11. Conditions Precedent to the Obligations of the Seller. The
 ------------------------------------------------------------------
obligations of the Seller hereunder are subject to the fulfillment of each of the following conditions prior to or at the Closing, any one of which may be waived in whole or in part by the Seller.

  11.1. Performance of Obligations. The Buyer shall have performed, or complied
        ---------------------------
with, in all respects all of its agreements and covenants hereunder.

  11.2. Representations and Warranties. The representations and warranties of
        ------------------------------
the Buyer made herein shall be deemed to have been made again at and as of the Closing Date and shall then be true, and Buyer shall deliver to the Seller a Certificate of an officer of the Buyer, dated as of the Closing Date, certifying to that effect.

  11.3. Consents of Third Parties. The Seller and the Buyer shall have received
        --------------------------
the consent of third parties to the assignment of the Contracts, and the assumption by the Buyer of the Seller's rights and obligations thereunder, in each case where the failure to obtain such consent would have a material adverse effect on the ACS Business.

  11.4. Release from Guaranteed Contracts. The partners (or as the case may be,
        ----------------------------------
the parent corporations of the partners) shall have been fully released from all guarantees and obligations under the Guaranteed Contracts.

  Section 12. Conditions Precedent to the Obligations of the Buyer. The
  ----------------------------------------------------------------
obligations of the Buyer hereunder are subject to the fulfillment of each of the following conditions prior to or at the Closing, any one of which may be waived in whole or in part by the Buyer:

  12.1. Performance of Obligations. The Seller shall have performed, or complied
        --------------------------
with, in all respects all of its agreements and covenants hereunder.

  12.2. Representations and Warranties. The representations and warranties of
        ------------------------------
the Seller made herein shall be deemed to have been made again at and as of the Closing Date and shall then be true, and Seller shall deliver to the Buyer a Certificate of an officer of the Seller, dated as of the Closing Date, certifying to that effect.

  12.3. Consents of Third Parties. The Seller and the Buyer shall have received
        -------------------------
the consent of the third parties to the assignment of the Contracts, and the assumption by the Buyer of the Seller's rights and obligations thereunder, in each case where the failure to obtain such consent would have a material adverse effect on the ACS Business.

  12.4. Marketing Agreements.  The Buyer shall have entered into one or more
        --------------------
agreements with Kurt Salmon Associates, Inc. pursuant to which Buyer, as the new owner of the ACS Business, for; a period of three (3) years from Closing shall have a non-exclusive right to market (i) DCMS/R/ and DCMS/R/ Jr. and (ii) Next Generation Software (if, and as and when developed by Kurt Salmon Associates, Inc.); such agreement(s) shall be on substantially the same terms as the existing agreement between the Seller and Kurt Salmon Associates, Inc. regarding DCMS/R/ and DCMS/R/ Jr.

    Section 13. The Seller's Confidential Information.
    -------------------------------------------------

  13.1. Terms of this Agreement. The Seller and the Buyer hereby agree that the
        ------------------------
terms of this Agreement shall be held by them in the strictest of confidence, and that neither the Seller nor the Buyer, shall, at any time, without the consent of the other, provide or disclose to others any copies of this Agreement or any of the provisions hereof or any material information with respect to the transactions contemplated herein.

          13.2. The Seller's Confidential Information.
                -------------------------------------

  13.2.1. For purposes of this Agreement, the term "Seller's Confidential Information" shall mean: (a) all data or information, whether in written or unwritten form, or in a form produced or stored by any magnetic, electrical, or mechanical means or process, that is disclosed divulged, delivered, or otherwise made available to the Buyer by the Seller; and (b) all summaries, notes, abstracts, or other compilations or derivations (whether in written or unwritten form, or in a form produced or stored by any magnetic, electrical, or mechanical means or process) of the data or information described in (a) above. Notwithstanding the foregoing, the term "Seller's Confidential Information" shall not include any data or information that is: (a) previously known to the Buyer; (b) generally known or readily available from public or trade sources; (c) obtained by the Buyer from a third party; or (d) independently developed or discovered by the Buyer.

  13.2.2. The Buyer hereby agrees that prior to the Closing it shall use the Seller's Confidential Information solely in connection with, and in furtherance of, the consummation of the transactions contemplated in this Agreement and for no other purpose whatsoever.

  13.2.3. The Buyer hereby agrees that prior to the Closing and at all times following the termination of this Agreement, it shall not disclose or divulge the Seller's Confidential Information to any individual or entity other than to employees of the Buyer on a need-to-know basis. The Seller hereby further agrees that it and all such employees shall hold, maintain, and treat the Seller's Confidential Information in the strictest confidence.

  13.2.4. The Buyer hereby agrees that prior to the Closing and at all times following the termination of this Agreement, it shall not copy or reproduce, in whole or in part, or permit any other individual or entity, to copy or reproduce, in whole or in part, any of the Seller's Confidential Information without the prior written consent of the Seller.

  13.2.5. The Buyer hereby agrees that prior to the Closing and at all times following the termination of this Agreement, it shall use its best efforts to:
(a) maintain and protect the confidential and proprietary nature of the Seller's Confidential Information; (b) prevent the unauthorized or improper use of the Seller's Confidential Information; (c) prevent the unauthorized disclosure of the Seller's Confidential Information; and (d) prevent the unauthorized copying or reproduction of the Seller's Confidential Information.

  13.2.6. Upon the termination of this Agreement as provided in Section 16, the Buyer shall immediately: (a) return to the Seller all of the Seller's Confidential Information including without limitation, all copies, abstracts, or extracts thereof; (b) destroy all analyses, compilations, studies, or other documents based upon or including the Seller's Confidential Information; (c) cease using the Seller's Confidential Information for any purpose whatsoever; and (d) deliver to the Seller a certificate of an authorized officer of the Buyer certifying the foregoing.

          13.3. The Buyer's Confidential Information.
                -----------------------------------

  13.3.1. For purposes of this Agreement, the term "Buyer's Confidential Information" shall mean: (a) all data or information, whether in written or unwritten form, or in a form produced or stored by any magnetic, electrical, or mechanical means or process, that is disclosed, divulged, delivered, or otherwise made available to the Seller by the Buyer hereunder; and (b) all summaries, notes, abstracts, or other compilations or derivations (whether in written or unwritten form, or in a form produced or stored by any magnetic, electical, or mechanical means or process) of the data or information described in (a) above. Notwithstanding the foregoing, the term "Buyer's Confidential Information" shall not include any data or information that is: (a) previously known to the Seller; (b) generally known or readily available from public or trade sources; (c) obtained by the Seller from a third party; or (d) independently developed or discovered by the Seller.

  13.3.2. The Seller hereby agrees to use the Buyer's Confidential Information solely in connection with, and in furtherance of, the consummation of the transactions contemplated in this Agreement and for no other purpose whatsoever.

  13.3.3. The Seller hereby agrees that prior to the Closing and at all times thereafter, it shall not disclose or divulge the Buyer's Confidential Information to any individual or entity other than to employees of the Seller on a need-to-know basis. The Seller hereby further agrees that it and all such employees shall hold, maintain, and treat the Buyer's Confidential Information in the strictest confidence.

  13.3.4. The Seller hereby agrees that prior to the Closing and at all times thereafter, it shall not copy or reproduce, in whole or in part, or permit any other individual or entity, to copy or reproduce, in whole or in part, any of the Buyer's Confidential Information without the prior written consent of the Buyer.

  13.3.5. The Seller hereby agrees that prior to the Closing and at all times thereafter, it shall use its best efforts to: (a) maintain and protect the confidential and proprietary nature of the Buyer's Confidential Information;
(b) prevent the unauthorized or improper use of the Buyer's Confidential Information; (c) prevent the unauthorized disclosure of the Buyer's Confidential Information; and (d) prevent the unauthorized copying or reproduction of the Buyer's Confidential Information.

  13.3.6. Upon the termination of this Agreement as provided in Section 16, the Seller shall immediately: (a) return to the Buyer all of the Buyer's Confidential Information, including without limitation, all copies, abstracts, or extracts thereof; (b) destroy all analyses, compilations, studies, or other documents based upon or including the Buyer's Confidential Information; (c) cease using the Buyer's Confidential Information for any purpose whatsoever; and
(d) deliver to the Buyer a certificate of an authorized officer of the Seller certifying the foregoing.

  13.4. Survival of Common Law and Statutory Rights. Nothing in this Agreement
        -------------------------------------------
shall be deemed to limit, in any manner, any of the Seller's or the Buyer's common law or statutory rights with respect to the Seller's Confidential Information and the Buyer's Confidential Information, as the case may be.

  13.5. Equitable Remedies. The parties acknowledge and agree that in the event
        ------------------
of a default or breach of or threatened default or breach by either party of the provisions of this Section 13, the other party shall sustain irreparable injury and damages, the amount and extent of which cannot be measured in money and for which there does not and shall not exist any adequate remedy at law. Accordingly, each of the parties hereby agrees that in the event of a default or breach or of a threatened default or breach by either party of the provisions of this Section 13, the other party shall be entitled to immediate injunctive relief and to specific performance and that in any legal action or proceeding for injunctive relief and specific performance the party against whom such action or proceeding is instituted shall be deemed to have hereby been waived, and shall not assert in such action or proceeding, the defense or claim that the party instituting such action or proceeding has an adequate remedy at law or that an adequate remedy at law exists. The foregoing shall not, however, be deemed to limit or restrict the remedies at law or in equity of either party for any default or breach or any threatened default or breach of the provisions of this Section 13.

    Section 14. Post-Closing and Other Matters.
    ------------------------------------------

  14.1. Use of ACS Name. As soon as may be practicable after the Closing, the
        ---------------
Seller shall take all action necessary to amend its Certificate of Partnership and related documents to change the name of the Seller to delete the words "ACS". Thereafter, the Seller shall not conduct any business as "ACS" or "ACS Software Products Group".

  14.2. Allocation of Purchase Price. The Seller and the Buyer shall allocate
        ----------------------------
        the Purchase Price among the Purchased Assets and the Assumed Liabilities as set forth on Exhibit E. As soon as may be practicable after the Closing, the Seller and the Buyer shall amend Exhibit E to reflect any adjustments to the Purchase Price made pursuant to Section
        5. As soon as practicable after the Closing and prior to filing any tax return which includes information related to the transactions contemplated in this Agreement, the Seller and the Buyer shall prepare mutually acceptable IRS Forms 8594 which they shall use to report the transactions contemplated in this Agreement to the Internal Revenue Service and to all other taxing authorities.

  14.3. Additional Documents. From and after the Closing Date, each of the
        --------------------
parties shall, at the request of the other, prepare, execute, and deliver to the other such additional documents and instruments and take such action as the other may deem reasonably necessary to further evidence or effect any of the transactions contemplated herein. All costs and expenses reasonably and necessarily incurred by either party in connection with the preparation of any such other documents and instruments or the taking of any such other action shall be borne and paid by the party requesting the same.

    Section 15. Indemnification.
    ---------------------------

  15.1. Survival. Each of the covenants, agreements, indemnities and
        --------
representations and warranties of the Seller and the Buyer herein shall survive the Closing until 5:00 p.m. Eastern Time on that date which is twelve months after the Closing Date (the "Survival Period") at which time, such covenants, agreements, indemnities, representations and warranties shall expire and terminate.

  15.2. Indemnification by the Seller. Subject to the provisions of Sections
        -----------------------------
15.3, 15.5, and 15.6, the Seller shall indemnify and hold harmless the Buyer against and in respect of all losses, costs, and expenses suffered or incurred by the Buyer as a result of: (a) the breach by the Seller of any representation and warranty made by the Seller to the Buyer in Section 7 hereof; (b) the nonfulfillment by the Seller of any agreement or covenant of the Seller contained herein; and (c) the failure of the Seller to discharge, when due, the liabilities and obligations of the Seller that are not assumed by the Buyer herein.

  15.3. Limitations on Indemnification by the Seller. Notwithstanding the
        --------------------------------------------
provisions of Section 15.2, the Seller shall indemnify the Buyer for the Buyer's indemnifiable losses up to a maximum amount of $200,000.00; and the Seller shall have no liability to indemnify the Buyer hereunder for indemnifiable losses to the extent such losses exceed $200,000.00.

  15.4. Indemnification by the Buyer. Subject to the provisions of Sections 15.5
        ----------------------------
and 15.6, the Buyer shall indemnify and hold harmless the Seller against and in respect of all losses, costs, and expenses suffered or incurred by the Seller as a result of: (a) the breach by the Buyer of any representation and warranty made by the Buyer to the Seller in Section 8 hereof; (b) the nonfulfillment by the Buyer of any agreement or covenant of the Buyer contained herein; (c) the failure of the Buyer to discharge, when due, the Assumed Liabilities; and (d) the operations by the Buyer after the Closing of the ACS Business.

          15.5. Procedures for Indemnification.
                ------------------------------

  15.5.1. If a party hereto (the "Claiming Party") seeks indemnification from the other party (the "Indemnitor") for indemnifiable losses, the Claiming Party shall give notice to the Indemnitor of such loss (the "Notice of Loss"). If, within thirty days after the date on which the Indemnitor receives the Notice of Loss, the Indemnitor has not delivered to the Claiming Party a notice of objecting to all or any portion of the claimed loss and setting forth the amount of such claimed loss objected to and the reasons for such objection, the Claiming Party shall be entitled to indemnification for such loss and the Indemnitor shall promptly pay such loss. If, within thirty days after the date on which the Indemnitor receives a Notice of Loss, the Indemnitor delivers to the Claiming Party an objection to all or any portion of the claimed loss, setting forth the amount of such loss objected to and the reasons for such objections, the Claiming Party shall be entitled to reimbursement for the portion of such loss not objected to by the Indemnitor and the Indemnitor shall promptly pay such amount. The Claiming Party shall be entitled to indemnification for the portion of such claimed loss to which the Indemnitor objected to upon the earlier of: (a) the Indemnitor's and the Claiming Party's written agreement with respect to the indemnification of such loss; or (b) a final judgment or award of a court of competent jurisdiction with respect to such loss.

  15.5.2. Notwithstanding any other provisions of this Agreement, neither the Seller nor the Buyer shall be entitled to indemnification hereunder with respect to any claim, obligation, or liability asserted against them by any third party unless they shall have notified the other party of the assertion of the same and afforded such party an opportunity to participate in the defense or settlement thereof.

  l5.5.3. Notwithstanding any other provisions of this Agreement, neither the Seller or the Buyer shall have any claim for indemnification hereunder unless such claim is asserted, as provided herein, against the other within the Survival Period (in which event the party's right to indemnification for such matters shall continue until liability is finally determined).

  15.5.4. The Buyer shall obtain payment of all indemnified losses to which the Buyer is entitled hereunder, and otherwise satisfy all claims for indemnification hereunder, solely and exclusively by way of set-off against and reduction in payment of amounts due under the Promissory Note otherwise payable by the Buyer to the Seller, at such times and as and when payments become due and payable under the Promissory Note.

  15.6. Computation of Losses. In determining the amount of any indemnifiable
        ---------------------
Loss hereunder, the aggregate amount of any insurance proceeds received by or benefiting the indemnified party in connection with the facts giving rise to the right to indemnification shall be deducted from the amount to be paid by the indemnifying party. If, with respect to any indemnifiable loss paid by an indemnifying party, the indemnified party subsequently receives insurance proceeds, the indemnified party shall, as soon as may be practicable, pay to the indemnifying party an amount equal to such insurance proceeds.

    Section 16. Termination.
    ------------------------

  16.1. Procedure for Termination. This Agreement may be terminated at any time
        --------------------------
on or before the Closing Date as follows:

             (a) by the mutual agreement of the Seller and the Buyer;

             (b) by the Seller: (i) if the Seller reasonably determines that the transactions contemplated hereby cannot be consummated because of any nonfulfillment of any condition set forth in Section 10 hereof which cannot be cured or rectified on or before the Closing and such nonfulfilled conditions has a material adverse effect on the Seller; or (ii) if the Buyer breaches any representation or warranty made by the Buyer in this Agreement and such breach has a material adverse effect on the Seller; and

             (c) by the Buyer: (i) if the Buyer reasonably determines that the transactions contemplated hereby cannot be consummated because of any nonfulfillment of any condition set forth in Section 11 hereof which cannot be cured or rectified on or before the Closing Date and such non fulfilled conditions has a material adverse effect on the ACS Business. and/or the Buyer; or (ii) if the Seller breaches any representation or warranty made by the Seller in this Agreement and such breach has a material adverse effect on the ACS Business and/or the Buyer.

  16.2. Effect of Termination. If this Agreement is terminated as provided in
        -----------------------
Section 16.1, the obligations of the parties hereunder shall terminate;
provided however, that if this Agreement is terminated by a party as a result of the other party's willful failure to comply with its agreements or covenants hereunder, the party that terminated this Agreement shall have the right to pursue all legal and equitable remedies available to it. The provisions of
Section 13 shall survive any termination of this Agreement

    Section 17. Bulk Transfer Laws, Expenses, and Taxes.
    ------------------------------------------------

  17.1. Bulk Transfer Laws.  The Seller and the Buyer hereby waive compliance
        ------------------
with the provisions of any applicable Bulk Transfer Laws, or any other similar laws. The Seller agrees to pay and to indemnify the Buyer against all claims made by the creditors of the Seller, other than the Assumed Liabilities to which this sale is subject.

  17.2. Costs and Expenses. All costs and expenses incurred by or on behalf of
        -------------------
the Seller and the Buyer, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants employed in connection with the authorization, preparation, execution, and performance of this Agreement or other matters relating thereto shall be borne solely by the party that incurred the same and the other party shall have no liability with respect thereof.

  17.3 Transfer Taxes. All sales, use, and transfer taxes and recording, filing,
       ---------------
title, and registration fees or other charges imposed upon or incurred in connection with or as a result of the transfer of the Purchased Assets to the Buyer and the consummation of the transactions contemplated herein shall be borne and paid by the Seller.

  17.4. UTILITIES AND OTHER CHARGES. All charges for electricity, water, gas,
        ----------------------------
and other utilities and for telephone services related to the Purchased Assets as of or for the calendar month in which the closing occurs shall be prorated as of the Closing Date. All payments under the Contracts and the Real Property Leases as of or for the calendar month in which the Closing occurs shall be prorated as of the Closing Date.

    Section 18. Miscellaneous.
    -------------------------

  18.1. Entire Agreement. This Agreement, together with the Disclosure Schedules
        ----------------
and the Exhibits hereto, constitutes the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior agreements, arrangements, and understandings between the parties with respect to the same.

  18.2. Modification. No provision of this Agreement, including the provisions
        ------------
of this Section, may be modified, deleted, or amended in any manner except by an agreement in writing executed by the Seller and the Buyer.

  18.3. Notices. All notices, requests, consents, and other communications to,
        --------
upon, or between the parties shall be in writing and shall be deemed to have been given, delivered, or made when personally delivered or when sent or mailed by certified mail, postage prepaid and return receipt requested to the parties at the address set forth below or to such other address as any party may specify by notice to the other party:

If to the Seller:

ACS Software Products Group
Suite 900
1355 Peachtree Street
Atlanta, Georgia 30309
Attn:  President

If to the Buyer:

Computer Generated Solutions, Inc.
1250 Broadway
New York, New York 10001
Attn: President

  18.4. Severability.  The invalidity or unenforceability of any provision of
        ------------
this Agreement shall not affect the validity or enforceability of any other provision.

  18.5. No Assignment. Neither this Agreement nor any interest herein may be
        -------------
assigned by either party without the consent of the other party.

  18.6. Benefit. This Agreement shall be binding on and inure to the respective
        -------
benefit of the Buyer and the Seller and their respective successors and assigns.

  18.7. Construction. This Agreement shall be construed and enforced in
        ------------
accordance with the laws of the State of Georgia, other than its rules with respect to choice of laws.

  18.8. Counterparts. This Agreement may be executed in more than one
        -------------
counterpart, each of which shall be deemed an original.

  18.9. Headings. The underlined headings provided herein are for convenience
        --------
only and shall not affect the interpretation of this Agreement.

  IN WITNESS WHEREOF, the Seller and the Buyer have duly executed this Agreement as of the date first above written.

                                        ACS SOFTWARE PRODUCTS GROUP

                                        By: KSA INFORMATION TECHNOLOGIES,
                                              INC., its (General Partner

                                        By: /s/ David A. Cole
                                           ----------------------
                                           Name: David A. Cole
                                                 --------------------
                                           Title: Vice President
                                                 --------------------

                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                         COMPUTER GENERATED SOLUTIONS, INC.

                                         By: /s/ Phil Friedman
                                            -------------------------
                                         Name: Phil Friedman
                                              -----------------------
                                         Title: President
                                               ----------------------